Exhibit 99.1

(1)	Apollo Atlas Master Fund, LLC (“Atlas”), Apollo PPF Credit Strategies, LLC (“PPF Credit Strategies”), Apollo Credit Strategies Master Fund Ltd. (“Credit Strategies”), Apollo A-N Credit Fund (Delaware), L.P. (“A-N Credit”) and Apollo SPAC Fund I, L.P. (“SPAC Fund I”) each hold securities of the Issuer.

Apollo Atlas Management, LLC (“Atlas Management”) serves as the investment manager of Atlas. Credit Strategies is the sole member of PPF Credit Strategies. Apollo ST Fund Management LLC (“ST Management”) serves as the investment manager for Credit Strategies. Apollo ST Operating LP (“ST Operating”) is the sole member of ST Management. The general partner of ST Operating is Apollo ST Capital LLC (“ST Capital”). ST Management Holdings, LLC (“ST Management Holdings”) is the sole member of ST Capital. Apollo A-N Credit Management, LLC (“A-N Credit Management”) serves as the investment manager for A-N Credit. Apollo SPAC Management I, L.P. (“SPAC Management I”) serves as the investment manager for SPAC Fund I. The general partner of SPAC Management I is Apollo SPAC Management I GP, LLC (“SPAC Management I GP”).

Apollo Capital Management, L.P. (“Capital Management”) serves as the sole member of Atlas Management, A-N Credit Management, SPAC Management I GP, and as the sole member and manager of ST Management Holdings. Apollo Capital Management GP, LLC (“Capital Management GP”) serves as the general partner of Capital Management. Apollo Management Holdings, L.P. (“Management Holdings”) serves as the sole member and manager of Capital Management GP, and Apollo Management Holdings GP, LLC (“Management Holdings GP”) serves as the general partner of Management Holdings.

Atlas, PPF Credit Strategies, Credit Strategies, A-N Credit, and SPAC Fund I each disclaim beneficial ownership of all shares of Common Stock included in this report other than the shares of Common Stock held of record by such Reporting Person, and the filing of this report shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose. Atlas Management, ST Management, ST Operating, ST Capital, ST Management Holdings, A-N Credit Management, SPAC Management I, SPAC Management I GP, Capital Management, Capital Management GP, Management Holdings and Management Holdings GP, and Messrs. Scott Kleinman, James Zelter, and Marc Rowan, the managers, as well as executive officers, of Management Holdings GP, each disclaims beneficial ownership of all shares of Common Stock included in this report, and the filing of this report shall not be construed as an admission that any such person or entity is the beneficial owner of any such securities for purposes of Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The principal office of each of Atlas, PPF Credit Strategies, A-N Credit, and SPAC Fund I is One Manhattanville Road, Suite 201, Purchase, New York 10577. The principal office of Credit Strategies is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman, KY-9008, Cayman Islands. The principal office of each of Atlas Management, ST Management, ST Operating, ST Capital, ST Management Holdings, A-N Credit Management, SPAC Management I, SPAC Management I GP, Capital Management, Capital Management GP, Management Holdings, and Management Holdings GP is 9 W. 57th Street, 43rd Floor, New York, New York 10019.

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